Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

Brera Holdings PLC

Connaught House, 5th Floor

One Burlington Road

Dublin 4, D04 C5Y6

Republic of Ireland

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Brera Holdings PLC, a public limited company incorporated in the Republic of Ireland (the “Company”), and the Investor.

2. The Company is offering to sell and issue 2,298,000 Class B Ordinary Shares, nominal value $0.50 per share (the “Shares”), for up to $11,421,060.00 in gross proceeds, at a purchase price of $4.97 per Share (subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Shares that occur after the date of this Agreement). The offering of the Shares is known as the “Offering.” The Shares being offered have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form F-3 (No. 333-276870), including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”). The Investor acknowledges that the Company intends to enter into subscription agreements in substantially the same form as this Agreement, on the same terms and conditions and prices as hereunder (the “Other Investors’ Agreements”), with certain other accredited investors.

3. As of the Closing (as defined below), and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor such number of Shares (the “Subscription” and such Shares, the “Investor’s Shares”) as is set forth on the signature page hereto (the “Signature Page”). On the Closing Date, (as defined below), the Investor’s Shares will be delivered on an expedited basis via The Depository Trust Company’s Deposit and Withdrawal at Custodian service (“DWAC”), registered in the name of the Investor.

4. The completion of the purchase and sale of the Shares shall occur at the closing (the “Closing”) which shall occur on the day of trading following the Trading Day (as defined below) on which all conditions precedent to (i) the Investor’s obligation to pay the aggregate purchase price for the Investor’s Shares (the “Subscription Amount”), and (ii) the Company’s obligations to deliver the Investor’s Shares, in each case, have been satisfied or waived, but in no event later than May 27, 2026 (the “Closing Date”). On the Closing Date, (a) the Company shall cause its transfer agent to deliver on an expedited basis via DWAC the Investor’s Shares underlying the Shares, and (b) the Subscription Amount will be delivered by or on behalf of the Investor to the Company either by (i) wire transfer pursuant to the Company’s or (ii) to a digital wallet identified in instructions delivered to the Investor on Company letterhead prior to the Closing Date. In the event that the Company is unable to fulfill its obligations hereunder at Closing by May 27, 2026, Investor shall have the right, but not the obligation, to terminate this Agreement and the Subscription hereunder. For purposes of this Agreement, “Trading Day” means any day on which the Shares are traded on the principal securities exchange or trading market on which the Shares are then traded (the “Exchange”); provided that “Trading Day” shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Shares are suspended from trading during the final hour of trading on such Exchange (or if such Exchange does not designate in advance the closing time of trading on such Exchange, then during the hour ending at 4:00 p.m., New York time).

5. The Registration Statement filed by the Company with the Commission contains a prospectus (the “Base Prospectus”) and the Company will promptly file with the Commission a final prospectus supplement (collectively with the Base Prospectus, the “Prospectus”) with respect to the Registration Statement in material conformity with the Securities Act, including Rule 424(b) thereunder. The Investor hereby consents to delivery of the Prospectus in accordance with Rule 172 under the Securities Act.

6. The obligations of the Company to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the Subscription Amount and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

7. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that (i) it has received or had full access to the Base Prospectus, as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement, (ii) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, and (iii) it does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Shares.

(b) The Investor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(d) The making, execution and performance of this Agreement by the Investor and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter, bylaws or other organizational documents of such Investor, as applicable, or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, administrative agency, regulatory body, government or governmental agency or body, domestic or foreign, having jurisdiction over such Investor or its properties, except for any conflict, breach, violation or default which is not reasonably likely to have a material adverse effect on such Investor’s performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

(e) The Investor represents that it is not a, and it has no direct or indirect association with any, FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the date hereof.

8. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

9. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

10. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

11. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

13. This Agreement may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when counterparts have been signed by each party hereto and delivered to the other party, and such counterparts may be delivered electronically.

14. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement shall constitute written confirmation of the Company’s sale of Shares to such Investor.

[SIGNATURE PAGES FOLLOW]

INVESTOR SIGNATURE PAGE

Number of Shares: ______

Purchase Price Per Share: $4.97

Aggregate Purchase Price: $____

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of May 21, 2026

INVESTOR

By:
Print Name:
Title:

Name in which Securities are to be registered:

Mailing Address:

Facsimile Number:

Email Address:

Taxpayer Identification Number:

Manner of Settlement of the Shares: The Class B Ordinary Shares will be sent from the Company’s transfer agent, Equiniti, by DWAC to your prime broker. You must contact your prime broker and ask them to initiate the DWAC or you will not receive the shares. The Shares will only be released after the Company’s receipt of the funds.

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the shares are maintained)	Please see the attached instructions

DTC Participant Number

Name of Account at DTC Participant being credited with the shares

Account Number at DTC Participant being credited with the shares

Agreed and Accepted this 21 day of May, 2026:

Brera holdings PLC

By:
Name:	Ron Sade
Title:	Chief Executive Officer

Sales of the Shares purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

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